EXHIBIT 10.24

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			      INGRAM FUNDING INC.
				     Buyer
				      and
			    INGRAM INDUSTRIES INC.
				    Seller


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		       ASSET PURCHASE AND SALE AGREEMENT
			 Dated as of February 10, 1993



		       ASSET PURCHASE AND SALE AGREEMENT

     ASSET PURCHASE AND SALE AGREEMENT, dated as of February 10, 1993, by and between INGRAM INDUSTRIES INC., a Tennessee corporation (the "Seller"), and INGRAM FUNDING INC., a Delaware corporation (the "Buyer").

			   W I T N E S S E T H :

     WHEREAS, the Buyer desires to purchase from time to time certain trade accounts receivable of certain obligers generated on or before the Cut-Off Date (as hereinafter defined) or to be generated after the Cut-Off Date by the Seller or a Designated Subsidiary (as hereinafter defined) in the normal course of their respective businesses pursuant to written agreements or with invoices on open accounts;

     WHEREAS, the Seller desires to sell from time to time and assign certain trade accounts receivable to the Buyer upon the terms and conditions hereinafter set forth;

     WHEREAS, the Seller and the Buyer are entering into this Agreement with the intention that the transactions contemplated hereby will be executed;

     WHEREAS, the Buyer is an affiliate of the Seller;

     NOW, THEREFORE, it is hereby agreed by and between the Buyer and the Seller as follows:

				 ARTICLE I

				DEFINITIONS

     Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions by reference herein, attached hereto as Annex X. All other capitalized terms used herein shall have the meanings specified herein.

     Section 1.2 Other Definitional Provisions. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any Conveyance Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

			      [END OF ARTICLE I]

				  ARTICLE II

	   PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES;
			  DESIGNATED SUBSIDIARIES

      Section 2.1 Sale. (a) Upon the terms and subject to the conditions set forth herein, the Seller hereby sells, assigns, transfers and conveys to the Buyer, and the Buyer hereby purchases from the Seller, on the terms and subject to the conditions specifically set forth herein, all of the Seller's right, title and interest, whether now owned or hereafter acquired, in, to and under (i) all Receivables outstanding on the Cut-Off Date and thereafter created by the Ingram Book Company division of the Seller or by a Designated Subsidiary, in each case, together with all Related Security and all other instruments and all rights under the Receivables Documents relating to such Receivables and all rights (but not the obligations) relating to such Receivables, (ii) with respect to the Receivables, all accounts, chattel paper, general intangibles and instruments (each, as defined in the applicable UCC) outstanding on the Cut-Off Date and thereafter created by the Ingram Book Company division of the Seller or a Designated Subsidiary, and all rights (but not the obligations) relating thereto, (iii) all monies due or to become due with respect thereto, and (iv) all proceeds of the foregoing. The foregoing sale, assignment, transfer and conveyance does not constitute an assumption by the Buyer of any obligations of the Seller, any Designated Subsidiary or any other Person to Obligors or to any other Person in connection with the Receivables or under any Related Security or other agreement and instrument relating to the Receivables.

      (b) In connection with the foregoing sale, the Seller agrees to record and file, at its own expense, a financing statement or statements with respect to the Receivables (including Receivables originated by any Designated Subsidiary) and the other property described in clauses (i),
(ii), (iii) and (iv) of Section 2.1(a) sold by the Seller hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Buyer created hereby under the applicable UCC against all creditors of and purchasers from the Seller and each Designated Subsidiary, and to deliver a filestamped copy of such financing statements or other evidence of such filings to the Buyer within 10 days after the Initial Closing Date.

      (c) The Buyer shall not purchase Receivables hereunder if the Seller shall become an involuntary party to (or be made the subject of) any proceeding provided for by any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or relating to all or substantially all of its property (an "Involuntary Case') upon receipt by the Seller at its head corporate office of notice of such Involuntary Case.

      (d) The Buyer shall not purchase Receivables hereunder if the Seller shall admit in writing its in ability to pay its debts as they are due, or the Seller shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any present or future federal or state bankruptcy, insolvency or similar law, or the Seller shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or of any substantial part of its property or the Seller shall make an assignment for the benefit of creditors or the Seller shall fail generally to pay its debts as such debts become due or the Seller shall take corporate action in furtherance of any of the foregoing.

      (e) In connection with the sale and conveyance hereunder, the Seller agrees, at its own expense, on or prior to the Initial Closing Date and on each Business Day thereafter, to indicate clearly and unambiguously in its computer and microfiche files that such Receivables and the other property described in clauses (i), (ii) and (iii) of Section 2.1(a) have been conveyed to the Buyer pursuant to this Agreement as of the Cut-Off Date or such Business Day as applicable.

      (f) It is the express intent of the Seller and the Buyer that the conveyance of the Receivables by the Seller to the Buyer pursuant to this Agreement be construed as a sale of such Receivables by the Seller to the Buyer. It is, further, not the intention of the Seller and the Buyer that such conveyance be deemed a grant of a security interest in the Receivables by the Seller to the Buyer to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Receivables are held to continue to be property of the Seller, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC; and (ii) the conveyance by the Seller provided for in this Agreement shall be deemed to be and the Seller hereby grants to the Buyer a security interest in and to all of the Seller's right, title and interest in (w) all Receivables outstanding on the Cut-Off Date and thereafter created by the Ingram Book Company division of the Seller or by a Designated Subsidiary, in each case, together with all Related Security and all other instruments and rights under the Receivables Documents relating to such Receivables and all rights (but not the obligations) relating to such Receivables, (x) with respect to the Receivables, all accounts, chattel paper, general intangibles and instruments (each, as defined in the applicable UCC) outstanding on the Cut-Off Date and thereafter created by the Ingram Book Company division of the Seller or a Designated Subsidiary, and all rights (but not the obligations) relating thereto, (y) all monies due or to become due with respect thereto and (z) all proceeds of the foregoing to secure (1) the rights of the Buyer and (2) a loan to the Seller in the amount of the Purchase Price as set forth in this Agreement (the "Secured Obligations"). The Seller and the Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables, such security interest would be deemed to be a perfected security interest of first priority in favor of the Buyer under applicable law and will be maintained as such throughout the term of this Agreement. The Seller and the Buyer may rely upon an Opinion of Counsel addressed to them as to what is required to provide the Buyer with such security interest and any such Opinion of Counsel shall permit the Certificateholders and the Rating Agencies to rely on it.

     Section 2.2 Designated Subsidiaries. The Seller may (i) remove one or more Subsidiaries then designated as Designated Subsidiaries by delivering written notice to the Buyer and, upon delivery of such notice, such Designated Subsidiary shall cease to be a Designated Subsidiary for purposes of this Agreement, or (ii) with the prior written consent of the Buyer, designate one or more additional Subsidiaries, which shall be and remain members of Ingram Distribution Group Inc. as Designated Subsidiaries subject to such conditions (including, without limitation, delivery of satisfactory Subsidiary Purchase Agreements, corporate resolutions and other documents and legal opinions (including covering the matters referred to in Section 4.2(a)(ii) hereof) and filing of UCC-1 financing statements with respect to such Designated Subsidiary) as the Buyer may require; Provided, however, that in the case of (i) and (ii) such removal or addition, other than in connection with any merger or other combination between Commtron Corp. and Ingram Entertainment Inc., shall not be effective unless each Rating Agency first shall have confirmed in writing that such removal or addition will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series or on the Commercial Paper; provided, further, however, that in the case of (i) and
(ii) the Seller shall cause all necessary UCC filings to be made in connection with such removal or addition.

			      [END OF ARTICLE II]


				ARTICLE III

			   CONSIDERATION AND PAYMENT

     Section 3.1 Purchase Price. The Purchase Price for the Receivables and related property conveyed to the Buyer under this Agreement shall be a dollar amount equal to (a) for Receivables transferred on the Initial Closing Date, the aggregate Unpaid Balance of all Receivables as of the Cut-Off Date, multiplied by the excess of one over the then applicable Seller's Discount, and (b) for Receivables transferred on any date thereafter, the aggregate Unpaid Balance of the Receivables so transferred on such date multiplied by the excess of one over the Seller's Discount on such date.

     Section 3.2 Payment of Purchase Price. Subject to Section 3.4, the Purchase Price for the Receivables and related property shall be paid on the Initial Closing Date with respect to the Receivables existing on the Cut-Off Date and on each Business Day thereafter on which Receivables are transferred hereunder, by payment in cash in immediately available funds to the extent available and the remainder of the Purchase Price shall be paid by increasing the principal amount of the Revolving Note by notation thereon; provided, however, that the principal amount of the Revolving Note shall not be increased at any time and for so long as the Capital Ratio is less than the Minimum Capital Ratio, in which case such remaining amount shall increase the principal amount of the Subordinated Capital Note.

     Section 3.3 Settlement. On each Business Day, the Seller shall deliver to the Buyer a Daily Report showing the aggregate Purchase Price of Receivables generated on the preceding Business Day and to be created on such Business Day and the aggregate repurchase price of Receivables to be repurchased on such Business Day pursuant to Section 6.1.

     Section 3.4 Capital Contribution. $3,000,000 of the Receivables (after giving effect to the Seller's Discount) transferred as of the Initial Closing Date are to be conveyed by the Seller to the Buyer as a capital contribution to the Buyer in exchange for 100 shares of common stock of the Buyer, which 100 shares represent all of the outstanding common stock of the Buyer.

     Section 3.5 Subordinated Capital Note. On the Initial Closing Date, the Seller shall make a loan to the Buyer in cash, Receivables, or a combination thereof in an initial amount of $172,296,681.05, such loan to be evidenced by the Subordinated Capital Note, substantially in the form attached hereto as Exhibit F. The principal amount of the Subordinated Capital Note shall increase or decrease and payments of principal and interest thereon (including prepayments) shall be made as provided therein.

			     [END OF ARTICLE III]


				  ARTICLE IV

			REPRESENTATIONS AND WARRANTIES

      Section 4.1 Seller's Representations and Warranties. The Seller represents and warrants to the Buyer as of the Initial Closing Date, and shall be deemed to represent and warrant as of the date of the creation of any Receivable sold to the Buyer hereunder, that:

      (a) Organization, Good Standing and Due Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement, any Subsidiary Purchase Agreement, and each other document or instrument to be delivered by it hereunder, and, in all material respects, to own its property and conduct its business as such properties are presently owned and as such business is presently conducted. Each Designated Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power, authority and legal right to execute, deliver and perform its obligations under any Subsidiary Purchase Agreement to which it is a party, to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of the Seller and any Designated Subsidiary is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals with respect to the Seller and any Designated Subsidiary, in each other jurisdiction where the failure to obtain such license or approval would, if not remedied, render any Contract or any Receivable unenforceable by the Seller or any Designated Subsidiary (as the case may be) or the Buyer or would, if not remedied, have a material adverse effect on such Contract or Receivable or on the Buyer.

      (b) Authorization; Valid Agreement. The execution, delivery and performance of this Agreement, each Subsidiary Purchase Agreement, and each other document or instrument to be delivered by the Seller hereunder (collectively, the "Conveyance Papers"), and the consummation of the transactions provided in the Conveyance Papers have been duly authorized by all the necessary corporate action on the part of the Seller, and the Conveyance Papers constitute legal, valid and binding obligations of the Seller, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

      (c) No Conflicts. The execution, delivery and performance by the Seller of this Agreement and the other Conveyance Papers do not and will not (a) contravene its charter or By-Laws, (b) violate any provision of, or require any filing (except for the filings under the UCC required by this Agreement, each of which has been duly made and is in full force and effect), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Seller, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect, (c) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Seller is a party or by which it or its properties may be bound or affected, except those as to which a consent or waiver has been obtained and is in full force and effect and an executed copy of which has been delivered to the Buyer, or (d) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by the Seller other than as specifically contemplated by this Agreement.

      (d) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller or any Designated Subsidiary, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality
(i) asserting the invalidity of this Agreement or the other Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the other Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any other Conveyance Papers, or
(iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any other Conveyance Papers or the rights of the Buyer hereunder.

      (e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Seller of this Agreement or any other Conveyance Papers, the performance by the Seller of the transactions contemplated by this Agreement or any other Conveyance Papers and the fulfillment by the Seller of the terms hereof and thereof, have been obtained and are in full force and effect.

      (f) Taxes. The Seller has filed all material tax returns (federal, state and local) which it reasonably believes are required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Seller or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings. The Seller knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established.

      (g) Place of Business. The principal place of business of the Seller if it has only one place of business or its chief executive office (as that term is used in the UCC) if it has more than one place of business is as set forth on Schedule 1 hereto and the offices where the Seller keeps its records concerning the Receivables and related Contracts are as set forth on Schedule 1 hereto. Such offices shall not be changed without 10 days' prior written notice to the Buyer.

      (h) Financial Condition. Since September 30, 1992 there has been no material adverse change in the ability of the Seller to service and collect the Receivables and the Related Security. As of the Initial Closing Date, there has been no material adverse change in the financial condition of the Seller and its Subsidiaries, taken as a whole, since September 30, 1992.

      (i) Use of Proceeds. No proceeds of the sale of any Receivable hereunder received by the Seller will be used by the Seller to acquire any security in a transaction that is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, or to purchase or carry any margin security in violation of applicable laws and regulations.

      (j) Lock-Box Banks and Accounts. The Lock-Box Banks are the only institutions holding any lock-box accounts for the receipt of payments from Obligors in respect of Receivables, and all Obligors under all Receivables have been instructed to make payments only to banks which are Lock-Box Banks and such instructions are in full force and effect and all Obligors, and only such Obligors, have been instructed to make payments only to Lock-Box Accounts and such instructions are in full force and effect.

      (k) Not an Investment Company. Each of the Seller and any Designated Subsidiary is either not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

      (1) ERISA. No Plan of the Seller or any of its ERISA Affiliates has any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the code), whether or not waived. The Seller and each ERISA Affiliate of the Seller has timely made all contributions required to be made by it to any Plan and Multiemployer Plan of the Seller or any of its ERISA Affiliates, and no event requiring notice to the PBGC under Section 302(f) of ERISA has occurred and is continuing or could reasonably be expected to occur with respect to any such Plan, in each case that could reasonably be expected to result, directly or indirectly, in any lien being imposed on the property of the Seller or the payment of any material amount to avoid such Lien. No Plan Event with respect to the Seller or any of its ERISA Affiliates has occurred or could reasonably be expected to occur that could reasonably be expected to result, directly or indirectly, in any lien being imposed on the property of the Seller or the payment of any material amount to avoid such lien.

      The representations and warranties set forth in this Section 4.1 shall survive the sale of the Receivables to the Buyer. Upon discovery by the Seller or the Buyer of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Rating Agencies.

      Section 4.2 Seller's Representations and Warranties Regarding
Receivables.

      (a) Valid Sale, etc. The Seller represents and warrants to the Buyer as of the Initial Closing Date with respect to the Receivables outstanding on the Cut-Off Date and shall be deemed to represent and warrant as of the date of the creation and transfer to the Buyer hereunder of any Receivables with respect to such Receivables that:

      (i) the Seller is not insolvent;

      (ii) the Seller is the legal and beneficial owner of all right, title and interest in and to each such Receivable, and each such Receivable has been or will be transferred to the Buyer free and clear of any Lien;

      (iii) all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority or Person required to be obtained, effected or given by the Seller or any Designated Subsidiary in connection with the transfer of such Receivables and other related property with respect thereto transferred hereunder to the Buyer have been duly obtained, effected or given and are in full force and effect;

      (iv) the Seller has clearly and unambiguously marked all its computer records and all microfiche storage files regarding such Receivables and other related property with respect thereto transferred hereunder as the property of the Buyer. This Agreement constitutes a valid sale, transfer and assignment to the Buyer of all right, title and interest of the Seller in the Receivables now existing and hereafter created and in the Related Security and Collections with respect thereto, all proceeds (as defined in the UCC as in effect in the State of New York) of each Receivable free and clear of any Adverse Claim or interest of any Person. Upon the filing of any financing statements described in Section 7.1(d) and, in the case of the Receivables hereafter created or transferred to the Buyer and the proceeds thereof, upon the creation or transfer thereof, the Buyer shall have a first priority perfected security interest in such property; provided, however, that the Seller makes no representation or warranty with respect to the effect of Section 9-306(4) of the UCC on the rights of the Buyer to proceeds held by the Seller at the time insolvency proceedings are instituted by or against the seller of the Receivables to which the proceeds relate;

      (v) as of the close of business on February 10, 1993, the aggregate Unpaid Balance for all Receivables was $499,869,877.08; as of the close of business on February 10, 1993, the aggregate Unpaid Balance for all Eligible Receivables was $472,970,158.42;

      (vi) each such Receivable and Related Security and Collections with respect thereto has been or will be transferred to the Buyer free and clear of any Adverse Claim of any Person;

      (vii) each account receivable conveyed pursuant to Section 2.01(a) hereof is on the date of creation of such account receivable a Receivable, and each Receivable classified as an "Eligible Receivable" by the Seller in any document or report delivered hereunder will satisfy the requirements of eligibility contained in the definition of Eligible Receivable at such time;

      (viii) each Receivable is or will be at the time of purchase an account receivable arising out of the Seller's or any Designated Subsidiary's performance in accordance with the terms of the Contract giving rise to such Receivable. The Seller has no knowledge of any fact which should have led it to expect at the time of the initial creation of an interest in any Receivable hereunder that such Receivable would not be paid in full when due except with respect to any sales and marketing discount then available to Obligors; and

      (ix) with respect to each Receivable purchased by the Seller from a Designated Subsidiary, the related Subsidiary Purchase Agreement is in full force and effect and such Receivable was purchased in accordance with the terms thereof.

      (b) Notice of Breach. The representations and warranties set forth in this Section 4.2 shall survive the transfer and assignment of the Receivables and the Related Security and Collections with respect thereto to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the representations and warranties set forth in this Section 4.2, the party discovering such breach shall give prompt written notice thereof to the other.

      Section 4.3 Representations and Warranties of the Buyer. As of the date hereof and as of the Initial Closing Date, the Buyer hereby represents and warrants to, and agrees with, the Seller and shall be deemed to represent and warrant as of the date of the creation of any Receivable sold to the Buyer hereunder that:

      (a) Organization and Good Standinq. The Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has full corporate power, authority, and right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and to execute, deliver, and perform its obligations under the Conveyance Papers.

      (b) Due Qualification. The Buyer is not required to qualify, or to register, as a foreign corporation in any state in order to conduct its business, except in such states in which it has qualified or registered, and has obtained all necessary licenses and approvals with respect to the Buyer required under federal and Delaware law.

      (c) Due Authorization. The execution and delivery of the Conveyance Papers and the consummation of the transactions provided for in the Conveyance Papers have been duly authorized by the Buyer by all necessary corporate action on the part of the Buyer.

      (d) No Conflict. The execution and delivery of the Conveyance Papers, the performance of the transactions contemplated by the Conveyance Papers and the fulfillment of the terms of the Conveyance Papers will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Buyer is a party or by which it or any of its properties are bound.

      (e) No Violation. The execution and delivery of the Conveyance Papers, the performance of the transactions contemplated by the Conveyance Papers, and the fulfillment of the terms of the Conveyance Papers will not conflict with or violate any Requirements of Law applicable to the Buyer.

      (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Buyer, threatened against the Buyer, before any Governmental Authority (i) asserting the invalidity of the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of the Buyer, would materially and adversely affect the performance by the Buyer of its obligations under the Conveyance Papers, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Conveyance Papers to which the Buyer is a party.

      (g) All Consents Required. All approvals, authorizations, licenses, consents, orders, or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery of the Conveyance Papers, the performance of the transactions contemplated by the Conveyance Papers, and the fulfillment of the terms of the Conveyance Papers have been obtained.

     The representations and warranties set forth in this Article IV shall survive the conveyance of the Receivables to the Buyer, and termination of the rights and obligations of the Buyer and the Seller under this Agreement. Upon discovery by the Buyer or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

			      [END OF ARTICLE IV]


				 ARTICLE V

			 COVENANTS OF SELLER AND BUYER

      Section 5.1 Seller Covenants. The Seller hereby covenants and agrees with the Buyer as follows:

      During the term of this Agreement, and until all Receivables sold to the Buyer shall have been paid in full or written-off, and all amounts owed by the Seller pursuant to this Agreement have been paid, unless the Buyer otherwise consents, in writing, the Seller covenants and agrees as follows:

      (a) Compliance with Laws, etc. The Seller shall, and shall cause each Designated Subsidiary to, duly satisfy all obligations on their part to be fullfilled under or in connection with the Receivables, will, and will cause each Designated Subsidiary to, maintain in effect all qualifications required under Requirements of Law in order to properly convey the Receivables and the related property to be conveyed hereunder and will, and will cause each Designated Subsidiary to, comply in all material respects with all Requirements of Law in connection with creating the Receivables the failure to comply with which would have a material adverse effect on the Buyer or its interest in the Receivables.

      (b) Preservation of Corporate Existence. The Seller and each Designated Subsidiary (i) shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and (ii) shall qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would, if not remedied, materially adversely affect the interests of the Buyer or its interests in the Receivables, or the ability of the Seller to perform its obligations hereunder in the case of (ii) and where such failure shall remain unremedied for a period of 30 days or such failure has a material adverse effect on the interests of the Buyer or its interests in the Receivables or on the ability of the Seller to perform its obligations hereunder.

      (c) Audits. At any time and from time to time during the Seller's regular business hours, on reasonable prior notice and for a purpose reasonably related to this Agreement, the Seller shall, in response to any reasonable request of the Buyer, permit the Buyer, or its agents or representatives, at the cost and expense of the Seller, (a) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to the Receivables, the Related Security and the related Contracts and (b) to visit the offices and properties of the Seller for the purpose of examining such materials and to discuss matters relating to the Receivables or the Seller's performance hereunder with any of the officers or employees of the Seller having knowledge thereof or the Seller's independent accountants.

      (d) Keeping of Records and Books of Account. The Seller shall maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate records evidencing the Receivables and the related property with respect thereto conveyed hereunder in the event of the destruction of the originals thereof), and keep and maintain all documents, books, microfiche, computer records and other information reasonably necessary or advisable for the collection of all the Receivables and such related property. Such books, microfiche and computer records shall reflect all facts giving rise to the Receivables, all payments and credits with respect thereto, and the computer records shall be clearly marked to show the interests of the Buyer in the Receivables and such related property.

      (e) Performance and Compliance with Receivables and Contracts. At its expense the Seller shall, and shall cause each Designated Subsidiary to, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by them under the Contracts related to the Receivables.

      (f) Continuous Perfection. The Seller shall not and shall not permit any Designated Subsidiary to change its name, identity or structure in any manner which might make any financing or continuation statement filed hereunder or under any Subsidiary Purchase Agreement misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless the Seller shall have given the Buyer at least 90 days' prior written notice thereof (or such shorter period as may be acceptable to the Buyer, including with respect to any merger or other combination between Commtron Corp. and Ingram Entertainment Inc.) and shall have taken all action 60 days prior to making such change (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or advisable in the opinion of the Buyer or its Permitted Assignees to amend such financing statement or continuation statement so that it is not misleading. The Seller shall not and shall not permit any Designated Subsidiary to change its chief executive office or change the location of its principal records concerning the Receivables, the Related Security and the Collections from the locations specified in Section 4.1(h) unless it has given the Buyer at least 60 days' prior written notice of its intention to do so (or such shorter period as may be acceptable to the Buyer, including with respect to any merger or other combination between Commtron Corp. and Ingram Entertainment Inc.) and has taken such action as is necessary or advisable to cause the interest of the Buyer in the Receivables, the Related Security and the Collections to continue to be perfected with the priority required by this Agreement. The Seller will at all times maintain its principal executive office and any other office at which it maintains records relating to the Receivables and the Related Security within the United States of America.

      (g) Credit and Collection Policy and Extension or Amendment of Receivables. (i) The Seller shall not, and shall not permit any Designated Subsidiary to, extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto in any manner which would have a material adverse effect on the interests of the Buyer, (ii) the Seller shall, and shall cause each Designated Subsidiary to, comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract, and (iii) the Seller shall not, and shall not permit any Designated Subsidiary to, make any change in the Credit and Collection
Policy that could reasonably be expected to have a material adverse effect on the interests of the Buyer or its interests in the Receivables, or the ability of the Seller to perform its obligations under this Agreement, including, but not limited to, extending the due dates, or impairing the collectibility of the Receivables, without the prior written consent of the Buyer (which consent shall not be unreasonably withheld) and without the prior written confirmation from each Rating Agency that such change will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series or the Commercial Paper; provided, however, that if no Event of Termination shall have occurred and be continuing, the Seller may, in accordance with the Credit and Collection Policy (i) extend the maturity or adjust the Unpaid Balance of any Receivable as the Seller may determine to be appropriate to maximize Collections thereof and (ii) adjust the Unpaid Balance of any Receivable to reflect Credits.

      (h) Reports. Subsidiary Purchase Agreement. The Seller shall furnish to the Buyer promptly after the replacement or any material modification of any computer, automation or other operating systems (in respect of hardware or software) used to make any calculations or reports hereunder, notification of any such replacement or modification. The Seller agrees that it will not amend, modify or waive any provision of any Subsidiary Purchase Agreement in any manner which would have a material adverse effect on the interests of the Buyer or its interests in the Receivables without the prior written consent of the Buyer and without the prior written confirmation from each Rating Agency that such amendment, modification or waiver will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series or the Commercial Paper.

      (i) Certain Documentation. The Seller shall hold in trust for the account of the Buyer (to the extent of its interest therein) any document evidencing or securing a Receivable and the related Contract, other than instruments (as such term is used in the UCC), if any, that shall have been delivered to the Buyer hereunder. Such holding in trust by the Seller shall be deemed to be the holding thereof by the Buyer for purposes of perfecting the Buyer's rights therein as provided in the UCC. The Seller shall, upon the Buyer's request, deliver to the Buyer any document held by the Seller in trust hereunder.

     (j) Assessments. The Seller will promptly pay and discharge all taxes, assessments, levies and other governmental charges imposed on it which may materially and adversely affect any of the Receivables or the Buyer's rights with respect thereto.

     (k) Change in Lock-Box Banks or Instructions. The Seller may add or terminate any bank as a Lock-Box Bank from those listed in Exhibit 8 hereto or, make any change in the Lock-Box Agreements or in its existing instructions to Obligors regarding payments to be made to any Lock-Box Bank (so long as such Obligors remain instructed to make payments on the Receivables to a Lock-Box Bank), but in each case only upon written notice from the Seller to the Buyer; provided that any bank (including their successors), added as a Lock-Box Bank shall have short term debt ratings of A-1 by SP and, if rated by Fitch, F-1 by Fitch, at the time it becomes a Lock-Box Bank or the addition of such bank as a Lock-Box Bank shall have been consented to by the Buyer. The Seller shall give notice to the Buyer of the name and address of each additional Lock-Box Bank. In the event that the Seller or the Buyer enters into a Lock-Box Agreement with a Lock-Box Bank with respect to which the Seller had not entered into a Lock-Box Agreement at the Initial Closing Date, the Seller shall deliver to the Buyer a copy of the executed Lock-Box Agreement prior to instructing any Obligors to make payment to such Lock-Box Bank. If the Seller terminates any Bank as a Lock-Box Bank, the Seller shall make arrangements to insure that all payments which may be forwarded to such terminated Lock-Box Bank are promptly deposited with another Lock-Box Bank or into the Collection Account.

     (1) Further Action. The Seller shall, and shall cause each Designated Subsidiary to, make, execute or endorse, acknowledge, and file or deliver to the Buyer from time to time such schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Receivables, the Related Security and the Collections and other rights covered by this Agreement, as the Buyer may request and reasonably require including executing and delivering to the Buyer any instruments, financing or continuation statements or other writings reasonably necessary or desirable to maintain the perfection or priority of its ownership interest in the Receivables, the Related Security and the Collections under the UCC or other applicable law. At any time at the request of the Buyer, the Seller shall, and shall cause each Designated Subsidiary to, from time to time, deliver to, and sign any bills, statements and letters directed to the Obligors on the Receivables or other writings necessary to carry out the terms and provisions of this Agreement and to facilitate the collection of the Receivables.

      (m) No Transfer. The Seller shall not, and shall not permit any Designated Subsidiary to, sell, assign, pledge, convey or otherwise transfer any Eligible Receivable or any interest therein except for the transfer of such Eligible Receivable to the Buyer as provided herein (or, in the case of a Designated Subsidiary, to the seller), and shall defend and hold harmless the Buyer from any Adverse Claim in or to any Eligible Receivable except to the extent the Seller is otherwise required to repurchase such Receivable hereunder.

      (n) Indemnification. The Seller agrees to indemnify, defend and hold the Buyer harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which the Buyer may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon a breach by the Seller of its representations, warranties and covenants contained herein, or any information certified in any Schedule delivered by the Seller hereunder, being untrue in any respect at any time. The obligations of the Seller under this Section 5.1(n) shall be considered to have been relied upon by the Buyer and shall survive the execution, delivery, performance and termination of this Agreement regardless of any investigation made by the Buyer or on its behalf.

      (o) Sale. The Seller agrees to treat this conveyance for all purposes (including, without limitation, tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents.

      (p) ERISA. The Seller will promptly give the Buyer notice of the following events, as soon as possible and in any event within 30 days after the Seller or any ERISA Affiliate knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan of the Seller or any ERISA Affiliate, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Seller or any ERISA Affiliates or any such Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any such Plan.

      (q) Performance. The Seller agrees that its obligations to make all payments hereunder are absolute and unconditional and are independent of the performance by the Buyer of any of its obligations hereunder or the realization by the Seller of the benefits sought by the transaction contemplated hereby and that the Seller will make all payments hereunder regardless of (i) the validity of the organization of the Buyer, the termination of the existence of the Buyer or the illegality, invalidity or unenforceability of this Agreement, (ii) any defense, claim, set-off, recoupment, abatement or other right, existing or future, which the Seller may have against the Buyer, or (iii) any inaccuracy of any representation, warranty or statement made by or on behalf of Buyer.

      (r) Capital Maintenance. The Seller agrees that within 50 days after January 31, April 30, July 31 and October 31 of each year (each a "Quarterly Date"), the Seller shall determine whether the Capital Ratio as of such date equaled or exceeded the Minimum Capital Ratio. If, as of any such date, the Capital Ratio was less than the Minimum Capital Ratio, from and after the date of such determination the Seller shall not increase the principal amount of the Revolving Note until the sum of shareholder's equity and the amount of the Subordinated Capital Note are sufficient such that, had such amounts been in place on such Quarterly Date, the Capital Ratio would at least have equaled the Minimum Capital Ratio on such Quarterly Date.

      (s) The Seller shall record and file, at its expense, within 10 days after the Initial Closing Date any financing statement with respect to the Receivables now existing and hereafter created for the transfer of accounts (as defined in Section 9-106 of the UCC) generated by the Seller or any Designated Subsidiary meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary under the applicable UCC to perfect the sale of the Receivables from the Seller to the Buyer, and shall deliver a filestamped copy of such financing statements or other evidence of such filings (which may, for purposes of this paragraph, consist of telephone confirmations of such filings) to the Buyer.

      Section 5.2 Buyer Covenant Regarding Sale Treatment. The Buyer agrees to treat this conveyance for all purposes (including, without limitation, tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents.

			      [END OF ARTICLE V]


				  ARTICLE VI

			     REPURCHASE OBLIGATION

		     Section 6.1 Mandatory Repurchase.

      (a) Transfer upon Breach of Warranty. In the event of a breach with respect to a Receivable of any of the representations and warranties set forth in Section 4.2(a)(ii) through (ix) which cannot be cured by the Business Day following the first day on which the Seller has knowledge thereof, to the extent necessary to maintain the Minimum Transferor
Interest of the Buyer under the Pooling and Servicing Agreement each such Receivable (a "Reconveyed Receivable") shall be reconveyed (without further action) from the Buyer to the Seller and the Seller shall pay, in the manner set forth below, to the Buyer an amount equal to the Transfer
Deposit Amount. Upon each reconveyance of a Reconveyed Receivable from the Buyer, the Buyer shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to or upon the order of the Seller, without recourse, representation or warranty, all the right, title and interest of the Buyer in and to such Reconveyed Receivable, all Related Security and Collections with respect thereto and all proceeds thereof. The Buyer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Reconveyed Receivable pursuant to this Section. Except to the extent provided in
Section 5.1(n), the obligation of the Seller set forth in this Section, and the reconveyance of such Receivable from the Buyer shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced Section with respect to such Receivable available to the Buyer. The Seller shall pay for any Reconveyed Receivable under this Section 6.1(a) pursuant to a reduction of the principal amount of the Revolving Note unless (i) the principal amount of the Revolving Note is zero or (ii) the Transferor is required pursuant to Section 2.04(c) of the Pooling and Servicing Agreement to make a deposit to the Collection Account due to a breach of such representation and warranty, in which case the Seller shall pay for each Reconveyed Receivable in cash and, in the case of clause (ii) above, in an amount equal to the amount required to be deposited in the Collection Account pursuant to Section 2.04(c) of the Pooling and Servicing Agreement (such payment to be made on the Business Day following the first day the Seller has knowledge of the breach giving rise to the Reconveyed Receivable).

      (b) Reassignment of the Sold Assets. In the event of a breach in any material respect of any of the representations and warranties set forth in Section 4.1(a), 4.1(b) or 4.2(a)(i), the Buyer by notice given in writing to the Seller may direct the Seller to accept reassignment of the Receivables at the amount specified below within 30 days after receipt by the Seller of such notice, or within such longer period as may be specified in such notice not to exceed 120 days, and the Seller shall be obligated to accept reassignment of the Receivables within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, the Seller delivers to the Buyer an Officer's Certificate stating that the representations and warranties contained in
Section 4.1(a), 4.1(b) or 4.2(a)(i) are then true and correct in all material respects as if made on such day. The Seller shall pay to the Buyer on the day of such reassignment an amount equal to the Unpaid Balance of the Receivables. On the day on which such amount has been paid, each Receivable and the Related Security and Collections with respect thereto shall be released to the Seller, and the Buyer shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Seller to vest in the Seller, or its designee or assignee, all right, title and interest of the Buyer in and to each Receivable and the Related Security and Collections with respect thereto. The obligation of the Seller to accept reassignment of each Receivable and the Related Security and Collections with respect thereto pursuant to this Section shall constitute the sole remedy available to the Buyer for a breach of the representations and warranties contained in Sections 4.1(a), 4.1(b) or 4.2(a)(i).

Section 6.2 [Reserved].

     Section 6.3 Conveyance of Repurchased Receivables. At any time requested by the Seller, the Buyer shall execute and deliver to the Seller a reconveyance substantially in such form and upon such terms as shall be acceptable to the Seller, pursuant to which the Buyer evidences the conveyance to the Seller of all of the Buyer's right, title, and interest in any Receivables reconveyed to the Seller pursuant to Section 6.1. The Buyer shall (and shall cause the Trustee to) execute such other documents or instruments of conveyance or take such other actions as the Seller may reasonably require to effect any repurchase of Receivables pursuant to this
Article VI.

     Section 6.4 Credits. If the Unpaid Balance of any Receivable is adjusted for any Credit, the principal amount of the Revolving Note shall, on the Business Day following such adjustment, be reduced by the amount of such adjustment. In the event and to the extent that (i) such reduction would cause the principal amount of the Revolving Note to be less than zero, (ii) such reduction would not be permitted under any Requirement of Law, or (iii) the Transferor is required pursuant to Section 3.09 of the Pooling and Servicing Agreement to deposit funds in the Transferor Account, the Seller shall pay to the Buyer, in immediately available funds by the close of business on the Business Day following the Business Day on which such adjustment occurs, an amount equal to the amount by which such reduction would cause the principal amount of the Revolving Note to be less than zero in the case of clause (i); the amount by which the principal amount of the Revolving Note would have been reduced but for such Requirement of Law in the case of clause (ii); or, in the case of the event described in clause (iii), an amount equal to the amount required to be deposited into the Transferor Account pursuant to Section 3.09 of the Pooling and Servicing Agreement.

			      [END OF ARTICLE VI]


				  ARTICLE VII

			     CONDITIONS PRECEDENT

      Section 7.1 Conditions to the Buyer's Obligations Regarding
Receivables. The obligations of the Buyer to accept the transfer of the Receivables on any Business Day shall be subject to the satisfaction of the following conditions:

      (a) All representations and warranties of the Seller contained in this Agreement shall be true and correct on the Initial Closing Date and on the day of creation of any Receivable with the same effect as though such representations and warranties had been made on such date;

      (b) All information concerning the Receivables provided to the Buyer shall be true and correct in all material respects as of the Cut-Off Date, in the case of Receivables transferred on the Initial Closing Date, or the Date of Processing, in the case of Receivables created after the Initial Closing Date;

      (c) At the Initial Closing Date, the Seller shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

      (d) With respect to Receivables transferred on or after the tenth day following the Initial Closing Date, the Seller shall have filed the financing statement required to be filed pursuant to Section 5.1(s); and

      (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Buyer, and the Buyer shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Buyer may reasonably have requested.

      Section 7.2 Conditions Precedent to the Seller's Obligations. The obligations of the Seller to sell Receivables on any Business Day shall be subject to the satisfaction of the following conditions:

      (a) All representations and warranties of the Buyer contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date;

      (b) Payment or provision for payment of the Purchase Price in accordance with the provisions of Section 3.3 hereof shall have been made; and

      (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received from the Buyer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Seller may reasonably have requested.

			     [END OF ARTICLE VII]


				 ARTICLE VIII

			     TERM AND TERMINATION

     Section 8.1 Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the earlier of: (a) a date which shall be seven years from the Initial Closing Date, subject to automatic extensions of one year periods unless otherwise agreed to in writing by the Seller and the Buyer; or (b) upon the occurrence of any of the following events: the Buyer or the Seller shall (i) become insolvent, (ii) fail to pay its debts generally as they become due, (iii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, (iv) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, the petition instituting same is not dismissed within 60 days after its filing, provided, however, that the Buyer shall have no duty to continue to purchase Receivables from and after the filing of an involuntary petition but prior to dismissal, or (v) become unable for any reason to convey or reconvey Receivables in accordance with the provisions of this Agreement (any such date set forth in clause (a) or (b) hereof being a "Termination Date"); provided, however, that the termination of this Agreement pursuant to this subsection 8.1(b) hereof shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations to repurchase Receivables sold prior to such termination pursuant to Section 6.1 hereof.

     Section 8.2 Effect of Termination. No termination or rejection or failure to assume the executory obligations of this Agreement in the bankruptcy of the Seller or the Buyer shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pretermination breaches of representations and warranties by the Seller or the Buyer. Without limiting the foregoing, prior to termination, the failure of the Seller to deliver computer records of Receivables or Settlement Statements shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Section 5 or Section 9.1 of this Agreement render an executed sale executory.

			     [END OF ARTICLE VIII]


				  ARTICLE IX

			   MISCELLANEOUS PROVISIONS

     Section 9.1 Amendment. This Agreement and any other Conveyance Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Buyer and the Seller. This Agreement and any other Conveyance Papers may be amended from time to time by the Buyer and the Seller to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in any other Conveyance Papers or to add any other provisions with respect to matters or questions arising under this Agreement or any other Conveyance Papers which shall not be inconsistent with the provisions of this Agreement or any other Conveyance Papers. The Seller shall furnish written notification of the substance of any such amendment to each Rating Agency; provided, however, that neither this Agreement nor any other Conveyance Paper may be amended if such amendment would have a material adverse effect on the interests of the Buyer or its interests in the Receivables, without the prior written confirmation from each Rating Agency that such amendment, modification or waiver will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series or the Commercial Paper. Any Supplemental Conveyance or Reconveyance executed in accordance with the provisions hereof shall not be considered amendments to this Agreement.

     Section 9.2 Governing Law. THIS AGREEMENT AND THE OTHER CONVEYANCE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF THE NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 9.3 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to:

      (a) in the case of the Buyer, to:

	       Ingram Funding Inc.
	       1105 North Market Street
	       Wilmington, Delaware 19801
	       Attention: President
	       Telephone: 302-427-7650
	       Telecopy:  302-427-7663

      (b) in the case of the Seller, to:

	       Ingram Industries Inc.
	       One Belle Meade Place
	       4400 Harding Road
	       Nashville, Tennessee 37205
	       Attention: Treasurer
	       Telephone: 615-298-8200
	       Telecopy:  615-298-8242

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     Section 9.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any other Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement or any other Conveyance Paper and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any other Conveyance Paper.

     Section 9.5 Assignment. This Agreement and all other Conveyance Papers may not be assigned by the parties hereto except by the Buyer in connection with a transfer of substantially all of the Receivables to the Trustee, or to another person approved in writing by the Seller (each, a "Permitted Assignee").

     Section 9.6 Further Assurances. The Buyer and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Conveyance Papers, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

     Section 9.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Buyer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

     Section 9.8 Counterparts. This Agreement and all other Conveyance Papers may be executed in two or more counterparts including telefax transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     Section 9.9 Binding Effect; Third-Partv Beneficiaries. This Agreement and the other Conveyance Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Any Permitted Assignee shall be considered a third-party beneficiary of this Agreement.

     Section 9.10 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Conveyance Papers. This Agreement and the other Conveyance Papers may not be modified, amended, waived or supplemented except as provided herein.

     Section 9.11 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     Section 9.12 Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

     Section 9.13 No Bankruptcy Petition Against the Buyer. The Seller hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the Issuer Amount and all Invested Amounts, it will not institute against or join any other Person in instituting against the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

      IN WITNESS WHEREOF, the Buyer and the Seller each have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

					    INGRAM INDUSTRIES INC.,
					       as Seller



					    By: /s/
					       ___________________________
						Title:


					    INGRAM FUNDING INC.,
					       as Buyer

					    By: /s/
						___________________________
						Title:




								 EXHIBIT A

				REVOLVING NOTE

     This Revolving Note, dated as of February 12, 1993, by Ingram Funding Inc., a Delaware corporation (the "Borrower") to Ingram Industries Inc., a Tennessee corporation (the "Lender").

     The Lender and the Borrower have entered into an Asset Purchase and Sale Agreement (the "Purchase Agreement") dated as of February 12, 1993 providing for the purchase from time to time by the Borrower of certain trade accounts receivable (the "Receivables"). Except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Annex X to the Purchase Agreement.

     1. The Note. For value received, the Borrower hereby promises to pay to the order of the Lender at its offices at One Belle Meade Place, 4400 Harding Road, Nashville, Tennessee 37205, the principal amount of $192,929,750.61 (the "Initial Loan") or so much of the aggregate principal amount of all Loans (as hereinafter defined) made by the Lender to the Borrower under the terms of this Note as remains unpaid, as shown in the schedule attached hereto and any continuations thereof, on the day which is one year and a day after the payment in full of the Issuer Amount and all Invested Amounts (the "Maturity Date"). The Borrower shall pay interest on the unpaid principal amount of the Loans as provided herein.

     2. The Loans. (a) From time to time between the date of this Note and the Maturity Date, and subject to the restrictions on lending under this Note contained in the Purchase Agreement, the Lender may lend to the Borrower additional sums (each a "Loan" and, together with the Initial Loan, the "Loans"), as provided herein.

	    (b) The obligation of the Borrower to repay the aggregate unpaid principal amount of the Loans outstanding shall be evidenced by this Note and the schedule attached hereto. The Lender is hereby authorized to endorse on the schedule or on a continuation of such schedule, appropriate notations regarding each Loan evidenced by this Note; provided, however, that the failure to make, or error in making, any notation shall not limit or otherwise affect the obligation of the Borrower hereunder.

	    (c) When the Borrower requests a Loan in connection with the acquisition of any Receivables, the Borrower shall notify the Lender by telephone specifying the amount and the date on which such Loan is requested. Unless otherwise specified, the maturity of each such Loan shall be the Maturity Date.

	    (d) The Seller agrees that within 50 days after January 31, April 30, July 31 and October 31 of each year (each a "Quarterly Date"), the Seller shall determine whether the Capital Ratio as of such date equaled or exceeded the Minimum Capital Ratio. If, as of any such date, the Capital Ratio was less than the Minimum Capital Ratio, from and after the date of such determination the Seller shall not increase the principal amount of this Revolving Note until the sum of shareholder's equity and the amount of the Subordinated Capital Note are sufficient such that, had such amounts been in place on such Quarterly Date, the Capital Ratio would at least have equaled the Minimum Capital Ratio on such Quarterly Date.

     3. Interest. Each Loan shall bear interest at the intercompany rate paid by the Lender on funds it holds for the account of its subsidiaries, or such other rate as the Borrower and Lender may agree upon, from time to time. Interest shall be due and payable quarterly on the last day of January, April, July and October of each year (each, an "Interest Payment Date")' commencing on April 30, 1993. If the Note is prepaid as permitted from time to time herein, in whole or in part, accrued but unpaid interest with respect to the amount so prepaid to but not including the date of prepayment shall become due and payable.

     4.  Payment.  Subject to the limitations on payment set forth in
Section 5 hereof, the Lender shall be entitled to and may require the Borrower to, make a payment of the loans, in whole or in part, on any day upon providing one Business Day's written notice to the Borrower.

     5. Subordination of Obligations. The Lender irrevocably agrees that the obligations of the Borrower under this Note with respect to the payment of principal and interest are and shall be fully and irrevocably subordinate in right of payment and subject to the prior payment or provision for payment in full of all Senior Indebtedness, that such obligations may only be satisfied to the extent of cash or other assets of the Borrower then available for such purpose after giving effect to all required payments in respect of Senior Indebtedness, and that such obligations shall not constitute a claim against the Borrower at any time that, and for so long as, cash or such other assets available therefor are insufficient. "Senior Indebtedness" means the principal of and interest, including post-default interest, on any indebtedness of or guaranteed by the Borrower, whether outstanding or guaranteed on the date hereof or thereafter created, incurred, assumed or guaranteed for money borrowed or for the deferred purchase price of property purchased by any person including, for this purpose, all obligations of the Borrower under capitalized leases or purchase money mortgages, and, in each such case, all renewals, extensions and refundings thereof including, without limitation, all obligations of the Borrower arising under or in respect of the Pooling and Servicing Agreement; provided, however, that Senior Indebtedness shall not include any obligation of or guarantee by the Borrower, whether outstanding or guaranteed on the date hereof or thereafter created, incurred, assumed or guaranteed that by agreement, operation of law or by its terms is subordinate in right of payment to this Note, including, but not limited to, the Subordinated Capital Note. In the event of the appointment of a receiver or trustee of the Borrower or in the event of its insolvency, bankruptcy, assignment for the benefit of creditors or reorganization, whether or not pursuant to the bankruptcy laws, or any other marshalling of the assets and liabilities of the Borrower, the Lender shall not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of the Borrower until all claims of all other present and future creditors of the Borrower, whose claims are senior hereto, have been fully satisfied, or provisions have been made therefor.

     6. Acceleration Upon Certain Events. The Borrower's obligation to pay the unpaid principal amount hereof shall forthwith mature, together with interest accrued thereon, in the event of any receivership, insolvency, liquidation, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Borrower, but payment of the same shall remain subordinate as hereinabove set forth.

     7. Effect or Default. Default in any payment hereunder, including the payment of interest, shall not accelerate the maturity hereof except as herein specifically provided, and the obligation to make payments shall remain subordinated as hereinabove set forth.

     8. Upon Whom Bindinq. The provisions of this Note shall be binding upon the Lender, its successors and assigns and upon the Borrower.

     9. Governing Law. This Note shall be deemed to have been made under, and shall be governed by, the laws of the State of New York in all respects.

     10. Cancellation. This Note shall not be subject to cancellation by either party.

     11. No Security. The Lender agrees that it is not taking and will not take or assert as security for the payment of this Note any security interest in or lien upon, whether created by contract, statute or otherwise, any property of the Borrower or any property in which the Borrower may have an interest, which is or at any time may be in possession or subject to the control of the Lender. The Lender hereby waives, and further agrees that it will not seek to obtain payment of this Note in whole or in any part by exercising any right of set-off it may assert or possess whether created by contract, statute or otherwise. Any agreement between the Borrower and the Lender (whether in the nature of a general loan and collateral agreement, a security or pledge agreement or otherwise), shall be deemed amended hereby to the extent necessary so as not to be inconsistent with the provisions of this Note.

     12. Assignment. This Note shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

     13. No Bankruptcy Petition Against the Borrower. The Lender (in its capacity as Lender, but in no other capacity), by its acceptance of this Note, hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the Issuer Amount and all Invested Amounts, it will not institute against or join any other Person in instituting against the Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officers or employees thereunto duly authorized and directed by appropriate corporate authority.

					 INGRAM FUNDING INC.

					 By: __________________________
					 Title: _______________________

THE TERMS AND CONDITIONS
HEREOF ARE HEREBY
ACKNOWLEDGED AND ACCEPTED:

INGRAM INDUSTRIES INC.

By: __________________________
Title: _______________________



								 EXHIBIT B

			     FORM OF DAILY REPORT


	    (See Exhibit E of the Pooling and Servicing Agreement)



								EXHIBIT D

				LOCK-BOX BANKS
	     (See Exhibit K of the Pooling & Servicing Agreement)



								 EXHIBIT E

			   SUBORDINATED CAPITAL NOTE

     This Subordinated Capital Note, dated as of February 12, 1993, by Ingram Funding Inc., a Delaware corporation (the "Borrower") to Ingram Industries Inc., a Tennessee corporation (the "Lender").

     The Lender and the Borrower have entered into an Asset Purchase and Sale Agreement (the "Purchase Agreement") dated as of February 12, 1993 providing for the purchase from time to time by the Borrower of certain trade accounts receivable (the "Receivables"). Except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Annex X to the Purchase Agreement.

     1. The Note. For value received, the Borrower hereby promises to pay to the order of the Lender at its offices at One Belle Meade Place, 4400 Harding Road, Nashville, Tennessee 37205, the principal amount of $172,296,681.95 (the "Initial Loan") or so much of the aggregate principal amount of all Loans (as hereinafter defined) made by the Lender to the Borrower under the terms of this Note as remains unpaid, as shown in the schedule attached hereto and any continuations thereof, on the day which is one year and a day after the payment in full of the Issuer Amount, all Invested Amounts and the Revolving Note (the "Maturity Date"). The Borrower shall pay interest on the unpaid principal amount of the Loans as provided herein.

     2. The Loans. (a) From time to time between the date of this Note and the Maturity Date the Lender may lend to the Borrower additional sums (each a "Loan" and, together with the Initial Loan, the "Loans"), as provided herein.

	    (b) The obligation of the Borrower to repay the aggregate unpaid principal amount of the Loans outstanding shall be evidenced by this Note and the schedule attached hereto. The Lender is hereby authorized to endorse on the schedule or on a continuation of such schedule, appropriate notations regarding each Loan evidenced by this Note; provided, however, that the failure to make, or error in making, any notation shall not limit or otherwise affect the obligation of the Borrower hereunder.

	    (c) When the Borrower requests a Loan, in connection with the acquisition of any Receivables or otherwise, the Borrower shall notify the Lender by telephone specifying the amount and the date on which such Loan is requested. Unless otherwise specified, the maturity of each such Loan shall be the Maturity Date.

     3. Interest. Each Loan shall bear interest at the intercompany rate paid by the Lender on funds it holds for the account of its subsidiaries, or such other rate as the Borrower and Lender may agree upon, from time to time. Interest shall be due and payable quarterly on the last day of January, April, July and October of each year (each, an "Interest Payment Date"), commencing on April 30, 1993. If the Note is prepaid as permitted from time to time herein, in part or whole, accrued but unpaid interest with respect to the amount so prepaid to but not including the date of prepayment shall become due and payable.

     4. Payment. (a) If the Capital Ratio exceeded the Minimum Capital Ratio as computed with respect to the most recent Interest Payment Date based on the balance sheet of the Borrower as of such Interest Payment Date, which determination shall be made, and shall be effective, no later than 50 days following such Interest Payment Date, the Lender shall be entitled to, and may require the Borrower to make, a payment of the Loans, in whole or in part, on any day upon providing one Business Day's written notice to the Borrower.

	    (b) Notwithstanding anything to the contrary herein contained, the obligation of the Borrower to pay the principal amount hereof on the Maturity Date or following any determination made with respect to an Interest Payment Date as provided above shall be suspended and the obligation shall not mature for any period of time during which, after giving effect to such payment (together with the payment of any other obligation of the Borrower payable at or prior to the payment hereof), the Borrower does not meet the Minimum Capital Ratio as computed with respect to the most recent Interest Payment Date.

     5. Subordination of Obligations. The Lender irrevocably agrees that the obligations of the Borrower under this Note with respect to the payment of principal and interest are and shall be fully and irrevocably subordinate in right of payment and subject to the prior payment or provision for payment in full of all Senior Indebtedness, that such obligations may only be satisfied to the extent of cash or other assets of the Borrower than available for such purpose after giving effect to all required payments in respect of Senior Indebtedness, and that such obligations shall not constitute a claim against the Borrower at any time that, and for so long as, cash or such other assets available therefor are insufficient. "Senior Indebtedness" means the principal of and interest, including post-default interest, on any indebtedness of or guaranteed by the Borrower, whether outstanding or guaranteed on the date hereof or thereafter created, incurred, assumed or guaranteed for money borrowed or for the deferred purchase price of property purchased by any person including, for this purpose, all obligations of the Borrower under capitalized leases or purchase money mortgages, and, in each such case, all renewals, extensions and refundings thereof, including but not limited to all obligations of the Borrower arising under or in respect of the Pooling and Servicing Agreement and the Revolving Note; provided, however, that Senior Indebtedness shall not include any obligation of or guarantee by the Borrower, whether outstanding or guaranteed on the date hereof or thereafter created, incurred, assumed or guaranteed that by agreement, operation of law or by its terms is subordinate in right of payment to this Note. In the event of the appointment of a receiver or trustee of the Borrower or in the event of its insolvency, bankruptcy, assignment for the benefit of creditors or reorganization, whether or not pursuant to the bankruptcy laws, or any other marshalling of the assets and liabilities of the Borrower, the Lender shall not be entitled to participate or share, ratably or otherwise, in the distribution of the assets of the Borrower until all claims of all other present and future creditors of the Borrower, whose claims are senior hereto, have been fully satisfied, or provisions have been made therefor.

     6. Acceleration Upon Certain Events. The Borrower's obligation to pay the unpaid principal amount hereof shall forthwith mature, together with interest accrued thereon, in the event of any receivership, insolvency, liquidation, bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Borrower, but payment of the same shall remain subordinate as hereinabove set forth.

     7. Effect of Default. Default in any payment hereunder, including the payment of interest, shall not accelerate the maturity hereof except as herein specifically provided, and the obligation to make payments shall remain subordinated as hereinabove set forth.

     8. Status of Proceeds; Capital. The proceeds of the Loans evidenced hereby shall be dealt with in all respects as capital of the Borrower, shall be subject to the risks of its business, and may be deposited in an account or accounts in the Borrower's name in any bank or trust company.

     9. Upon Whom Binding. The provisions of this Note shall be binding upon the Lender, its successors and assigns and upon the Borrower.

     10. Governing Law. This Note shall be deemed to have been made under, and shall be governed by, the laws of the State of New York in all respects.

     11. Cancellation. This Note shall not be subject to cancellation by either party.

     12. No Security. The Lender agrees that it is not taking and will not take or assert as security for the payment of this Note any security interest in or lien upon, whether created by contract, statute or otherwise, any property of the Borrower or any property in which the Borrower may have an interest, which is or at any time may be in possession or subject to the control of the Lender. The Lender hereby waives, and further agrees that it will not seek to obtain payment of this Note in whole or in any part by exercising, any right of set-off it may assert or possess whether created by contract, statute or otherwise. Any agreement between the Borrower and the Lender (whether in the nature of a general loan and collateral agreement, a security or pledge agreement or otherwise), shall be deemed amended hereby to the extent necessary so as not to be inconsistent with the provisions of this Note.

     13. Assignment. This Note shall inure to benefit of and be binding upon the parties hereto and each of their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

     14. No Bankruptcy Petition Against the Buyer. The Seller, by its acceptance of this Note, hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the Issuer Amount, all Invested Amounts and the Revolving Note, it will not institute against or join any other Person in instituting against the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officers or employees thereunto duly authorized and directed by appropriate corporate authority.

					INGRAM FUNDING INC.

					By: __________________________
					Title: _______________________
THE TERMS AND CONDITIONS
HEREOF ARE HEREBY ACKNOWLEDGED
AND ACCEPTED:

INGRAM INDUSTRIES INC.

By: __________________________
Title: _______________________